Exhibit 99.1

Party City Announces First Quarter 2018 Financial Results

ELMSFORD, N.Y.—(BUSINESS WIRE)— Party City Holdco Inc. (NYSE:PRTY) today announced financial results for the first quarter ended March 31, 2018.

James M. Harrison, Chief Executive Officer, stated, “I am pleased with the start of 2018 as both top and bottom line objectives were met, along with accelerated EPS growth. Reported revenue grew 6.5%, driven by a balance of strong brand comparable sales at retail, along with double-digit growth in our international business. The strength of our vertical model fueled gross margin expansion, while good progress was achieved against many key growth strategies. Furthermore, the retail division continued to realize the benefits from the productivity initiatives identified in 2017. As a result of the aforementioned factors, we achieved adjusted net income growth of nearly 14% and adjusted EBITDA growth of over 12%. We anticipate building on this progress throughout the year and are reiterating our full year 2018 guidance.”

First Quarter Summary:

•	Total revenues increased 6.5% on a reported basis to $507.8 million and 5.1% on a constant currency basis.

•	Retail sales increased 7.2% on a reported basis (6.7% on a constant currency basis), driven primarily by square footage growth from store acquisitions and a solid brand comparable sales increase.

•	Brand comparable sales increased 2.4% during the first quarter, in part as a result of the beneficial timing shifts of both New Year’s Eve and Easter, partially offset by the negative effects of holiday compression.

•	Net third-party wholesale revenues increased 4.3% on an adjusted basis when adjusting for the impacts of currency and franchise store acquisitions.

•	Total gross profit margin increased 20 basis points to 37.2% of net sales, primarily due to higher share of shelf[1], leverage from the increased sales and savings associated with in-store productivity initiatives, partially offset by increased distribution costs, higher wages and non-cash purchase accounting adjustments.

•	Operating expenses totaled $168.6 million or 33.2% of revenues, representing a decrease of 110 basis points from Q1 2017, largely due to leverage and savings associated with retail productivity initiatives and the benefit from last year’s restructuring.

•	Reported net loss of $1.2 million compared to net loss of $4.7 million in the first quarter of 2017.

•	Adjusted net income increased 13.7% to $6.9 million despite increased costs associated with higher interest rates and investments in Kazzam.

•	Adjusted EBITDA increased 12.3% to $55.1 million.

•	Diluted loss per share totaled ($0.01), compared to ($0.04) in the prior year quarter. Adjusted diluted income per share increased 40% to $0.07 from $0.05 in the first quarter of 2017.

Balance Sheet Highlights as of March 31, 2018:

The Company ended the quarter with $1,837.9 million in debt (net of cash) resulting in net debt leverage2 of 4.4 times and approximately $124 million in availability under its asset-based revolving credit facility.

Fiscal 2018 Outlook:

For 2018, the Company is reiterating the following guidance:

•	Total revenue of $2.44 to $2.49 billion

•	Brand comparable sales growth of approximately 1%

•	Adjusted EBITDA of $415 to $430 million

•	Adjusted net income of $172 to $183 million

•	Adjusted diluted EPS of $1.76 to $1.87

•	Net debt leverage[2] of approximately 3.8 times by the end of 2018

•	GAAP net income of $143 to $154 million

•	GAAP diluted EPS of $1.46 to $1.57

The Company has reconciled Non-GAAP outlook measures to the most directly comparable GAAP measures later in this release. See “Non-GAAP Information” and “Reconciliation of 2018 Outlook” for a more detailed explanation, including definitions of the various Non-GAAP terms used in this release.

[1]	The percentage of our retail product cost of sales supplied by our wholesale operations
[2]	Defined as net debt to adjusted EBITDA

Conference Call Information

A conference call to discuss the first quarter 2018 financial results is scheduled for today, May 9, 2018, at 8:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (833) 241-4256 (U.S. domestic) and (647) 689-4207 (international), and enter conference ID# 4698543, approximately 10 minutes prior to the start of the call. The conference call will also be webcast at http://investor.partycity.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for one year after the call.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, http://investor.partycity.com/. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Information

This press release includes non-GAAP measures including Adjusted EBITDA and Adjusted Net Income/Loss and Adjusted Earnings per Share. We present these non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by eliminating items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit facilities use Adjusted EBITDA to measure compliance with certain covenants. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. We also evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results. We also provide free cash flow, defined as Adjusted EBITDA less capital expenditures, and net debt leverage, which is calculated by adding Loans and Notes Payable, Current Portion of Long Term Obligations and Long Term Obligations, Excluding Current Portion, subtracting Cash and Cash Equivalents and dividing by Adjusted EBITDA for the trailing twelve month period. Adjusted Earnings per Share is calculated by dividing Adjusted Net Income by the Weighted Average Number of Common Shares-Diluted. We believe providing these non-GAAP measures provides valuable supplemental information regarding our results of operations and leverage, consistent with how we evaluate our performance. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its core operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Party City’s expectations regarding revenues, brand comparable sales, Adjusted EBITDA, Adjusted net income/loss, adjusted diluted earnings per share, average common shares outstanding and the effective tax rate. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; disruption to the transportation system or increases in transportation costs; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s latest Form 10-K and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Party City

Party City Holdco Inc. is the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. Party City Holdco designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include over 900 specialty retail party supply stores (including approximately 150 franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name PartyCity.com.

Contact

ICR

Farah Soi and Rachel Schacter

203-682-8200

InvestorRelations@partycity.com

Source: Party City Holdco Inc.

PARTY CITY HOLDCO INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2018	2017
ASSETS	Unaudited
Current assets:
Cash and cash equivalents	$54,831	$54,291
Accounts receivable, net	130,946	140,980
Inventories, net	620,703	604,066
Prepaid expenses and other current assets	78,298	77,816

Total current assets	884,778	877,153
Property, plant and equipment, net	302,435	301,141
Goodwill	1,628,928	1,619,253
Trade names	569,196	568,681
Other intangible assets, net	75,680	75,704
Other assets, net	11,879	12,824

Total assets	$3,472,896	$3,454,756

LIABILITIES, REDEEMABLE SECURITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and notes payable	$349,601	$286,291
Accounts payable	129,681	160,994
Accrued expenses	167,078	176,609
Income taxes payable	39,163	45,568
Current portion of long-term obligations	12,931	13,059

Total current liabilities	698,454	682,521
Long-term obligations, excluding current portion	1,530,219	1,532,090
Deferred income tax liabilities	176,752	175,836
Deferred rent and other long-term liabilities	90,089	91,929

Total liabilities	2,495,514	2,482,376

Redeemable securities	3,590	3,590
Stockholders’ equity:
Common stock (96,435,002 and 96,380,102 shares outstanding and 119,814,569 and 119,759,669 shares issued at March 31, 2018 and December 31, 2017, respectively)	1,198	1,198
Additional paid-in capital	918,205	917,192
Retained earnings	371,385	372,596
Accumulated other comprehensive loss	(30,600)	(35,818)

Total Party City Holdco Inc. stockholders’ equity before common stock held in treasury	1,260,188	1,255,168
Less: Common stock held in treasury, at cost (23,379,567 shares at March 31, 2018 and December 31, 2017)	(286,733)	(286,733)

Total Party City Holdco Inc. stockholders’ equity	973,455	968,435
Noncontrolling interests	337	355

Total stockholders’ equity	973,792	968,790

Total liabilities, redeemable securities and stockholders’ equity	$3,472,896	$3,454,756

PARTY CITY HOLDCO INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share and per share data, unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues:
Net sales	$505,108	$473,963
Royalties and franchise fees	2,716	3,036

Total revenues	507,824	476,999

Expenses:
Cost of sales	316,966	298,719
Wholesale selling expenses	18,787	15,627
Retail operating expenses	89,092	90,730
Franchise expenses	3,782	3,317
General and administrative expenses	48,665	48,137
Art and development costs	5,973	5,798
Development stage expenses	2,303	—

Total expenses	485,568	462,328

Income from operations	22,256	14,671
Interest expense, net	23,275	20,692
Other expense, net	848	1,162

Loss before income taxes	(1,867)	(7,183)
Income tax benefit	(704)	(2,500)

Net loss	(1,163)	(4,683)
Less: Net loss attributable to noncontrolling interests	(30)	—

Net loss attributable to Party City Holdco Inc.	($1,133)	($4,683)

Comprehensive income (loss)	$4,067	($1,475)
Less: Comprehensive loss attributable to noncontrolling interests	(18)	—

Comprehensive income (loss) attributable to Party City Holdco Inc.	$4,085	($1,475)

Net loss per common share-Basic	($0.01)	($0.04)

Net loss per common share-Diluted	($0.01)	($0.04)

Weighted-average number of common shares-Basic	96,398,585	119,523,867
Weighted-average number of common shares-Diluted	96,398,585	119,523,867

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED EBITDA

(In thousands, unaudited)

	Three Months Ended March 31,
	2018	2017
Net loss	($1,163)	($4,683)
Interest expense, net	23,275	20,692
Income taxes	(704)	(2,500)
Depreciation and amortization	20,557	20,701

EBITDA	$41,965	$34,210
Non-cash purchase accounting adjustments	(556)	1,850
Restructuring, retention and severance (a)	2,611	7,814
Deferred rent (b)	368	363
Closed store expense (c)	1,812	1,367
Foreign currency gains, net	(63)	(537)
Employee equity based compensation (d)	460	2,398
Non-employee equity based compensation (e)	261	—
Undistributed (income) loss in unconsolidated joint ventures	(211)	716
Corporate development expenses (f)	2,574	723
Non-recurring consulting costs (g)	4,750	—
Refinancing charges (h)	1,146	—
Other	31	218

Adjusted EBITDA	$55,148	$49,122

Adjusted EBITDA margin	10.9%	10.3%

(a)	On March 15, 2017, the Company and its then Chairman of the Board of Directors, Gerald Rittenberg, entered into a Transition and Consulting Agreement under which Mr. Rittenberg’s employment as Executive Chairman of the Company terminated effective March 31, 2017. As a result of the agreement, the Company recorded a $4.5 million severance charge in general and administrative expenses during the first quarter of 2017. Additionally, during the three months ended March 31, 2017, the Company recorded a $3.3 million severance charge related to the restructuring of its Retail segment. See the 2017 Form 10-K for further discussion. The adjustment in the first quarter of 2018 principally relates to costs incurred while moving one of the Company’s domestic manufacturing facilities to a new location.
(b)	The deferred rent adjustment reflects the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay for such items.
(c)	Principally charges incurred related to closing underperforming stores.
(d)	Represents non-cash charges related to stock options.
(e)	Principally represents shares of Kazzam awarded to Ampology as compensation for Ampology’s services. See the 2017 Form 10-K for further discussion.
(f)	Primarily represents start-up costs for Kazzam (see the 2017 Form 10-K for further discussion) and third-party costs related to acquisitions (principally legal expenses).
(g)	Non-recurring consulting charges related to the Company’s retail operations.
(h)	During February 2018, the Company amended the Term Loan Credit Agreement. In conjunction with the amendment, the Company wrote-off $0.3 million of capitalized deferred financing costs, original issue discounts and call premiums. The amounts are included in “Refinancing charges” in the adjusted EBITDA table above and in “Amortization of deferred financing costs and original issuance discounts” in the Company’s adjusted net income table (consistent with the presentation in the Company’s condensed consolidated statement of cash flows). Further, in conjunction with the amendment, the Company expensed $0.8 million of investment banking and legal fees. These amounts are included in “Refinancing charges” in the table above.

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED NET INCOME

(In thousands, except share and per share data, unaudited)

	Three Months Ended March 31,
	2018	2017
Loss before income taxes	($1,867)	($7,183)
Intangible asset amortization	3,663	3,713
Non-cash purchase accounting adjustments	(705)	2,004
Amortization of deferred financing costs and original issuance discounts (a)	1,556	1,233
Restructuring, retention and severance (b)	—	7,814
Non-employee equity based compensation (c)	261	—
Refinancing charges (a)	800	—
Non-recurring consulting costs (d)	4,750	—
Employee equity based compensation (e)	460	2,398

Adjusted income before income taxes	8,918	9,979
Adjusted income tax expense (f)	2,036	3,928

Adjusted net income	$6,882	$6,051

Adjusted net income per common share - diluted	$0.07	$0.05

Weighted-average number of common shares-diluted	97,650,385	120,862,319

(a)	During February 2018, the Company amended the Term Loan Credit Agreement. In conjunction with the amendment, the Company wrote-off $0.3 million of capitalized deferred financing costs, original issue discounts and call premiums. The amounts are included in “Amortization of deferred financing costs and original issuance discounts” in the adjusted net income table above (consistent with the presentation in the Company’s condensed consolidated statement of cash flows included elsewhere in this Quarterly Report on Form 10-Q). Further, in conjunction with the amendment, the Company expensed $0.8 million of investment banking and legal fees. These amounts are included in “Refinancing charges” in the table above.
(b)	On March 15, 2017, the Company and its then Chairman of the Board of Directors, Gerald Rittenberg, entered into a Transition and Consulting Agreement under which Mr. Rittenberg’s employment as Executive Chairman of the Company terminated effective March 31, 2017. As a result of the agreement, the Company recorded a $4.5 million severance charge in general and administrative expenses during the first quarter of 2017. Additionally, during the three months ended March 31, 2017, the Company recorded a $3.3 million severance charge related to the restructuring of its Retail segment. See the 2017 Form 10-K for further discussion.
(c)	Principally represents shares of Kazzam awarded to Ampology as compensation for Ampology’s services. See the 2017 Form 10-K for further discussion.
(d)	Non-recurring consulting charges related to the Company’s retail operations.
(e)	Represents non-cash charges related to stock options.
(f)	Represents income tax expense/benefit after excluding the specific tax impacts for each of the pre-tax adjustments. The tax impacts for each of the adjustments were determined by applying to the pre-tax adjustments the effective income tax rates for the specific legal entities in which the adjustments were recorded.

PARTY CITY HOLDCO INC.

RECONCILIATION OF 2018 OUTLOOK

(In millions, unaudited)

Full year 2018 Outlook
Net income:	$143 - $154
Intangible asset amortization, net of tax:	11
Non-recurring consulting costs, net of tax:	8
Amortization of deferred financing costs and original issuance discounts, net of tax:	4
Non-cash purchase accounting adjustments, net of tax:	3
Charges for stock options and performance stock units, net of tax:	3

Adjusted net income:	$172 - $183

Net income:	$143 - $154
Income taxes:	50 - 54
Interest expense, net:	98 - 95
Depreciation and amortization:	84 - 82

EBITDA:	$375 - $385
Corporate development expenses:	11 - 12
Non-recurring consulting costs:	11
Equity based compensation:	5
Deferred rent:	4 - 5
Restructuring, retention and severance:	3 - 4
Non-cash purchase accounting adjustments:	3 - 4
Closed store expense:	3 - 4

Adjusted EBITDA:	$415 - $430

PARTY CITY HOLDCO INC.

SEGMENT INFORMATION

(In thousands, except percentages, unaudited)

	Three Months Ended March 31,
	2018		2017
Total Revenues	Dollars in thousands	Percentage of Total Revenues	Dollars in thousands	Percentage of Total Revenues
Net Sales:
Wholesale	$277,827	54.7%	$270,692	56.7%
Eliminations	(136,295)	(26.8%)	(135,998)	(28.5%)

Net wholesale	141,532	27.9%	134,694	28.2%
Retail	363,576	71.6%	339,269	71.1%

Total net sales	505,108	99.5%	473,963	99.4%
Royalties and franchise fees	2,716	0.5%	3,036	0.6%

Total revenues	$507,824	100.0%	$476,999	100.0%

	Three Months Ended March 31,
	2018		2017
Total Gross Profit	Dollars in thousands	Percentage of Net Sales	Dollars in thousands	Percentage of Net Sales
Retail	$146,835	40.4%	$132,581	39.1%
Wholesale	41,307	29.2%	42,663	31.7%

Total	$188,142	37.2%	$175,244	37.0%

PARTY CITY HOLDCO INC.

OPERATING METRICS

	Three Months Ended March 31,		LTM
	2018	2017	2018
Store Count
Corporate Stores:
Beginning of period	803	750	784
New stores opened	3	2	17
Acquired	12	36	20
Closed	(10)	(4)	(13)

End of period	808	784	808
Franchise Stores:
Beginning of period	148	184	146
New stores opened	—	—	3
Sold to Party City	(12)	(36)	(12)
Closed	(2)	(2)	(3)

End of period	134	146	134

Grand Total	942	930	942

	Three Months Ended March 31,
	2018	2017
Share of Shelf (a)	78.1%	77.4%

	Three Months Ended March 31,
	2018	2017
Brand comparable sales (b)	2.4%	1.7%

(a)	Share of shelf represents the percentage of our retail product cost of sales supplied by our wholesale operations.
(b)	Party City brand comparable sales include North American e-commerce sales.